SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 1, 2005

LIFELINE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

6400 South Fiddler's Green Circle, Suite 1750, Englewood, CO 80111
(New address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (720) 488-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Lifeline Therapeutics, Inc. (OTCBB: LFLT) announced today that its Protandim™ product is expected to be featured on PrimeTime Live on the ABC television network on Thursday, June 2, 2005. Subsequent events over which we have no control could change ABC’s programming priorities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ William J. Driscoll William J. Driscoll, CEO/President